EXHIBIT 10.23
Termination and General Release
     This Termination Agreement and General Release (this “Agreement”) is made and given by Gottfried Lemperle, M.D. (the “Professor Lemperle”) and Artes Medical, Inc. (the “Company”), effective as of May 11, 2006 (the “Effective Date”), and inures to the benefit of each of the Company’s current, former and future parents, subsidiaries, related entities, employee benefit plans and each of their respective fiduciaries, predecessors, successors, officers, directors, stockholders, attorneys, agents, employees and assigns.
RECITALS
     A. Professor Lemperle was for a period of time an employee of the Company, including serving most recently as the Company’s Chief Scientific Officer.
     B. In connection with the Professor Lemperle’s retirement from the Company, the Company and Professor Lemperle entered into a Separation Agreement, dated March 16, 2006 (the “Separation Agreement”), that provides for the Professor Lemperle to continue to provide consulting services to the Company for up to twenty-four (24) months from the Retirement Date as defined in the Separation Agreement.
     C. Pursuant to Section 10.3 of the Separation Agreement, the Company has determined to terminate Professor Lemperle’s consulting relationship with the Company and to pay the remaining Three Hundred Thirty-Six Thousand Six Hundred Sixty-six Dollars ($336,666.00) consulting fees payable to Professor Lemperle under the Separation Agreement in a lump sum payment (the “Termination Payment”) contingent upon Professor Lemperle’s execution and delivery of this Agreement.
     D. Professor Lemperle acknowledges the sufficiency of the consideration to be received by him, and in return desires to release the Company from any and all claims which Professor Lemperle has, or might have, against the Company as of the date of execution of this Agreement.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the Company’s payment to him under the terms of this Agreement and for other valuable consideration the receipt of which is hereby acknowledged, Professor Lemperle agrees as follows:
     1. Payment of Termination Payment. Pursuant to Section 10.3 of the Separation Agreement, the Company hereby terminates Professor Lemperle’s consulting relationship effective as of the date of this Agreement. Within two business days of Professor Lemperle’s delivery to the Company of (a) an executed copy of this Agreement and (b) an executed copy of the lock-up agreement attached hereto as Exhibit A, the Company shall pay the Termination Payment to Professor Lemperle by check or wire transfer. Professor Lemperle acknowledges and agrees that upon his receipt of the Termination Payment, Professor Lemperle will have received all consideration due to him under the Separation Agreement or otherwise from the Company except as otherwise set forth herein, and Professor Lemperle shall have no relationship with the Company other than as a stockholder of the Company. Professor Lemperle acknowledges and agrees that notwithstanding the termination of his consulting relationship with the Company, certain obligations of Professor Lemperle under the Separation Agreement shall remain in full force and effect as set forth herein below. Pursuant to Section 3.2 of the Separation Agreement, Professor Lemperle shall be solely responsible for any and all of his tax obligations related to the Termination Payment, including but not limited to, all city, state and federal income taxes, social security withholding tax and other self employment tax.
     2. No Representation of Affiliation with the Company . From and after Effective Date, Professor Lemperle agrees that he will not make any voluntary statements, written or verbal, or cause or encourage others to make any statements that reference the Company, its products, proprietary information or intellectual property without the prior written consent of the President of the Company if such statements would lead a reasonable person to conclude that Professor Lemperle was affiliated with the Company, or an agent or representative of the Company. This provision shall apply to scientific publications, articles and papers, oral and written presentations at conferences or symposia, or any other public dissemination of information that references Artes Medical, its business, products, patents, trademarks or any other intellectual or proprietary information of the Company, which shall be submitted to the President for review and written approval prior to any such publication or presentation.
     3. Prohibitions on Use of Injectible Products of the Company. From and after the Effective Date until the Company is in receipt of final FDA approval to market its product, ArteFill, Professor Gottfried Lemperle agrees that he shall not engage in the use of any injectible medical products or devices of the Company or holding the trademark of the Company, including Artecoll and Artefill, on any persons world-wide.
4. Lock-Up Agreement.
          (a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s common stock, Professor Lemperle agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company he now or hereafter owns (whether directly or indirectly and whether of record or beneficially) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters. Simultaneously with the execution of this Agreement, Professor Lemperle shall execute and deliver a Lock-Up Agreement to the Company in the form attached as Exhibit A, and which is incorporated herein by this reference.
          (b) Limitations. The obligations described in Section 3(a) shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act of 1933, as amended.
          (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of Professor Lemperle.
          (d) Transferees Bound. The Professor Lemperle agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 3, provided that this Section 3 shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 3.
     5. General Release. Professor Lemperle for himself, his heirs, executors, administrators, assigns and successors, fully and forever releases and discharges the Company and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, stockholders, attorneys, agents, employees and assigns

(collectively, “Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Professor Lemperle’s consulting relationship with the Company or the cessation of such consulting relationship.
     6. Knowing Waiver of Employment-Related Claims. Professor Lemperle understands and agrees that he is waiving any and all rights he may have had, now has, or in the future may have, to pursue against any of the Releasees any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination.
     7. Waiver of Civil Code § 1542. Professor Lemperle expressly waives any and all rights and benefits conferred upon him by Section 1542 of the Civil Code of the State of California, which states as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
     Professor Lemperle expressly agrees and understands that this Release given by him pursuant to this Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he may have against the Company or any of the other Releasees.
     8. Severability of Release Provisions. Professor Lemperle agrees that if any provision of the release given by him under this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.
     9. Promise to Refrain from Suit or Administrative Action. Professor Lemperle promises and agrees that he will never sue the Company or any of the other Releasees, or otherwise institute or participate in any legal or administrative proceedings against the Company or any of the other Releasees, with respect to any claim covered by the release provisions of this Agreement, including but not limited to claims arising out of Professor Lemperle’s consulting relationship with the Company or the termination of that consulting relationship, unless he is compelled by legal process to do so.
     10. Nondisparagement. Professor Lemperle agrees that he will not make any voluntary statements, written or verbal, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation, business practices or conduct of the Company, its officers or directors.

     11. Voluntary Execution. Professor Lemperle hereby acknowledges that he has read and understands this Agreement and that he signs this Agreement voluntarily and without coercion.
     12. Acknowledgement of Ongoing Obligations. Professor Lemperle hereby acknowledges that the Separation Agreement remains in full force and effect and his ongoing obligations to the Company, including, without limitation, those arising under the Separation Agreement, the Voting Agreement dated March 15, 2006 and the Confidentiality Agreement dated April 22, 2005, all existing agreements related to the Company’s intellectual property, including the Proprietary Information and Inventions Agreement; and the Non-Solicitation provisions of the Separation Agreement. The Company hereby acknowledges its ongoing obligations to Professor Lemperle under the Separation Agreement, including the payments of COBRA premiums and extension of the exercise period for Professor Lemperle’s vested options, all as described in the Separation Agreement.
     13. Sole Owner of All Claims. The Professor Lemperle represents and warrants that he is the sole owner of all claims relating to his consulting relationship with the Company and that he has not assigned or transferred any claims relating to his consulting relationship to any other person or entity.
     14. Representation by Counsel. The Professor Lemperle understands that he has the right to consult with an attorney of his own choosing prior to executing this Agreement, and that he has entered into this Agreement voluntarily, without coercion, and based upon his own judgment. The Professor Lemperle understands and agrees that if any of the facts or matters upon which he now relies in making this Agreement hereafter prove to be otherwise, this Agreement will nonetheless remain in full force and effect.
     15. California Law. This Agreement and its terms shall be construed under the laws of the State of California without regard to any conflict of laws principles.
     16. Entire Agreement. Employee acknowledges receipt of this Agreement and agrees that this Agreement (including all exhibits attached hereto) represents the entire Agreement with Employer concerning the subject matter hereof, and supersedes any previous oral or written communications, representations, understandings or agreements with Employer or any agent thereof. Employee understands that no representative of the Employer has been authorized to enter into any agreement or commitment with Employee which is inconsistent in any way with the terms of this Agreement.
[Remainder of this Page Intentionally Left Blank]

     Professor Lemperle and the Company have executed this Agreement as of the Effective Date.

PROFESSOR LEMPERLE:
/s/ Gottfried Lemperle, M.D.
Dr. Gottfried Lemperle, M.D.

THE COMPANY: ARTES MEDICAL, INC.
By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Its: Executive Chairman

EXHIBIT A
LOCK-UP AGREEMENT
Intentionally omitted

A-1